EXHIBIT 10.11

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of May 2, 2012;

BETWEEN:

GRAN TIERRA ENERGY INC., an company organized and existing under the laws of the State of Nevada, U.S.A. (”Gran Tierra”);

GRAN TIERRA ENERGY CANADA ULC, an company organized and existing under the laws of Province of Alberta, Canada (”GTE ULC”); and

David Hardy, an individual ordinarily resident in the City of Calgary in the Province of Alberta (the “Executive”);

each a “Party” and together the “Parties”.

WHEREAS:

A.	GTEI, Gran Tierra and the Executive entered into the Employment Agreement;

B.	GTEI assigned its interest in the Employment Agreement to GTE ULC; and

C.	The Parties wish to make certain amendments to the Employment Agreement as set out herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations set out below and to be performed, the Parties agree as follows:

1.	DEFINITIONS

Except as otherwise expressly defined in this Amendment, capitalized words and terms used herein shall have the meaning ascribed to them in the Employment Agreement.  As used in this Amendment, the following capitalized words and terms shall have the meaning ascribed to them below:

Amendment means this agreement.

Employment Agreement means the agreement, dated as of March 1, 2010, between GTEI, Gran Tierra and the Employee, and all amendments thereto.

GTEI means Gran Tierra Energy Inc., a corporation organized and existing under the laws of the Province of Alberta, Canada.

2.	AMENDMENT OF EMPLOYMENT AGREEMENT

The Employment Agreement is hereby amended by:

(a)	deleting Article 9.2 thereof and inserting the following in its place:

“9.2 Termination by the Company without Cause

The Company may terminate the Executive’s employment without Cause at any time by providing the Executive with a separation package (the “Separation Package”) equal to 1.5 times the Base Salary and Bonus paid and payable to the Executive during the twelve (12) month period prior to such termination.

The Separation Package shall be payable in a lump sum within thirty (30) days of the termination of the Executive.”; and

(b)	Inserting the following after Article 9 of the Employment Agreement:

“ARTICLE 9A

DIRECTORS/OFFICERS LIABILITY

9A.1  Indemnity

Gran Tierra shall provide to the Executive indemnification in accordance with the Indemnification Agreement entered into between Gran Tierra and the Executive.

9A.2  Insurance

(a)
Gran Tierra shall purchase and maintain, throughout the period during which the Executive acts as a director or officer of Gran Tierra or a Member Company and for a period of two years after the date that the Executive ceases to act as a director or officer of Gran Tierra or a Member Company, directors’ and officers’ liability insurance for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, such that the Executive’s insurance coverage is, at all times, at least equal to or better than any insurance coverage Gran Tierra purchases and maintains for the benefit of its then current directors and officers, from time to time.

(b)
If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Executive or the Executive’s heirs, executors, administrators or other legal representatives are subject to a deductible under any existing or future directors’ and officers’ liability insurance purchased and maintained by Gran Tierra for the benefit of the Executive and the Executive’s heirs, executors, administrators and other legal representatives, Gran Tierra shall pay the deductible for and on behalf of the Executive or the Executive’s heirs, executors, administrators or other legal representatives, as the case may be.

9A.3 Survival

The provisions of Articles 9A.1 and 9A.2 of this Agreement shall survive the termination of this Agreement or the employment of the Executive with Gran Tierra and such provisions shall continue in full force and effect in accordance with such Indemnification Agreement and the provisions of this Agreement for the benefit of the Executive.”

3.	ARTICLES INCORPORATED BY REFERENCE

Articles 11, 12 and 13 of the Employment Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

IN WITNESS of their agreement, each Party has caused its duly authorised representative to execute this Amendment as of the date set out in the first sentence hereof.

GRAN TIERRA ENERGY INC.	GRAN TIERRA ENERGY CANADA ULC
By:	By:

/s/ Dana Coffield	/s/ Dana Coffield

Print Name: Dana Coffield	Print Name: Dana Coffield

Title: President and Chief Executive Officer	Title: President

Executive

/s/ David Hardy

David Hardy

SIGNED, SEALED & DELIVERED
in the presence of:

/s/ Wes Carter

Witness